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                                                                    Exhibit 23.2


                     [LETTERHEAD OF CONYERS DILL & PEARMAN]


April 29, 2005


China Techfaith Wireless
     Communication Technology Limited
3/F M8 West, No. 1 Jiu Xian Qiao East Road
Chao Yang District
Beijing 100016, People's Republic of China

Ladies and Gentlemen:

     We hereby consent to the use of our name under the captions "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" in the prospectus included in the registration statement on Form F-1, originally filed by China Techfaith Wireless Communication Technology Limited on April 7, 2005, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.


                                                     Sincerely yours,

                                                     /s/ Conyers Dill & Pearman